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                                                                       EXHIBIT C

                  EXECUTION COPY REGISTRATION RIGHTS AGREEMENT

      This Registration Rights Agreement (the "Agreement") is made as of July 28, 1995 by and between i-STAT Corporation, a Delaware corporation (the "Company"), and Hewlett-Packard Company ("HP").

                                    RECITALS

      WHEREAS, the Company and HP are parties to a Stock Purchase Agreement dated June 23, 1995 (the "Purchase Agreement"), pursuant to which, among other things, HP will acquire certain shares of the Company's Series B Preferred Stock (the "Series B Preferred"); and

      WHEREAS, the Company is granting to HP certain demand and piggyback registration rights in connection with HP's purchase of the Series B Preferred pursuant to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

      1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

            "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

            "Registrable Securities" shall mean (i) shares of the Company's Common Stock issued or issuable pursuant to the conversion of the Series B Preferred, (ii) any shares of Common Stock or other capital stock of the Company acquired by HP subsequent to the date hereof and prior to the date the Company has effected a registration pursuant to Section 2 of this Agreement and such registration has been declared or ordered effective and the securities offered have been sold, and (iii) any shares of Common Stock or other capital stock of the Company issued or issuable in respect of the shares of the Company's Common Stock or other securities described in clauses (i) and (ii) upon any stock split, stock dividend, recapitalization, or similar event.
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            "Registration Expenses" shall mean all expenses incurred by the
Company in complying with Sections 2 and 3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, including fees and disbursements of such counsel in representing HP, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

            "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the Registrable Securities registered by HP.

      2. Requested Registration.

            (a) Request for Registration. In case the Company shall receive from HP a written request that the Company effect any registration, qualification or compliance with respect to any of the Registrable Securities, the Company shall, as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) on Form S-3, or if Form S-3 is not available then on Form S-1 (or any successor forms of registration statements to such Forms S-3 or S-1 or other available registration statements) as may be so requested and as would permit or facilitate the sale and distribution of the Registrable Securities for which registration is requested. Notwithstanding the foregoing, the Company shall not be obli- gated to file a registration statement to effect any such registration, qualification or compliance pursuant to this Section 2:

                  (i) unless the amount of Registrable Securities for which registration is requested is at least 712,900 shares (as adjusted for any stock split, stock dividend, recapitalization or similar event) and the fair market value (based on the Average Market Price as such term is defined in the Purchase Agreement) of such securities is at least $15,000,000, except that if the total number of Registrable Securities held by HP (but not a transferee of HP) is less than 712,900 (as adjusted) or the value of such shares is less than $15,000,000, then HP (but not a transferee of HP) may request registration as to all but not less than all of such Registrable Securities under this Section 2; notwithstanding the foregoing, if the offering of securities made under this
Section 2(a)(i) is underwritten and the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, then HP shall be entitled to register such limited number of shares; or

                  (ii) during the twelve (12) month period beginning on the closing date of any registration, qualification or compliance effected pursuant to this Section 2, provided that the securities offered under such registration, qualification or compliance have been sold.


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            (b) Underwriting. If the offering of securities made under this
Section 2 is underwritten, the Company shall (together with HP) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by HP, but subject to the Company's reasonable approval. Notwithstanding any other provision of this Section 2, if the underwriter determines that marketing factors require a limitation of the number of shares to be under- written, the managing underwriter may limit the number of Registrable Securities to be included in such registration.

      3. Company Registration.

            (a) Notice of Registration. If at any time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than (i) a registration relating solely to employee benefit plans on Form S-8, or (ii) a registration on Form S-4 relating solely to a Commission Rule 145 transaction, the Company will:

                  (i) promptly give HP written notice thereof; and

                  (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all Registrable Securities specified in a written request made within 15 Business Days (as such term is defined in the Purchase Agreement) after receipt of such written notice by HP.

            (b) Underwriting. In the event the Company gives notice of a registered public offering pursuant to this Section 3 involving an underwriting, the Company shall so advise HP as a part of the written notice given pursuant to
Section 3(a). In such event HP's right to registration pursuant to this Section 3 shall be conditioned upon HP's participation in such underwriting and the inclusion of Registrable Securities in the underwriting shall be subject to the limitations provided herein. HP shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in such registration and underwriting for the account of HP to not less than 30% of the total value of the securities to be distributed through such registration and underwriting.

      4. Black Out. In the event the Company determines to register securities in an offering, whether pursuant to an underwritten public equity offering or an acquisition, the Company on the advice of its underwriters shall notify HP and
(a) may request that HP refrain from selling Registrable Securities under Rule 144 of the Securities Act ("Rule 144"), and (b) shall not be obligated to file a registration statement to effect any registration, qualification or compliance pursuant to Section 2(a); for a period of up to 120 days from the date of such notice (the "Black Out Period"). During any such Black Out Period, HP shall still be entitled to register shares pursuant to Section 3 of this Agreement. notwithstanding the foregoing, (i) the Company shall not be entitled to declare a Black Out Period prior to twelve months from the end of a previous Black Out Period, and


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(ii) the Black Out Period shall end immediately upon the consummation of the underwritten public equity offering or acquisition, or the Company's decision to no longer pursue any such transaction.

      5. Expenses of Registration. All Registration Expenses incurred in connection with a registration pursuant to Sections 2 and 3 shall be borne by the Company. All Selling Expenses relating to Registrable Securities which are registered shall be borne by HP. Notwithstanding the foregoing, after (i) the Company has effected two (2) registrations pursuant to Section 2 and (ii) all such registrations have been declared or ordered effective and the securities offered have been sold, HP shall bear all Registration Expenses and Selling Expenses incurred in connection with any subsequent requested registration pursuant to Section 2.

      6. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep HP advised in writing, if HP is participating in such registration, as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

            (a) Prepare and file with the Commission a registration statement with respect to such securities and use all reasonable efforts to cause such registration statement to become and remain effective for at least 60 days or until the distribution described in the registration statement has been completed, whichever first occurs;

            (b) Furnish to HP, if HP is participating in such registration, such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as HP may reasonably request, including correspondence with the Commission and any exchanges on which Registrable Securities are listed; and

            (c) Notify HP, if HP is participating in such registration, of any updates or amendments to the prospectus and furnish to HP any such updated and/or amended prospectuses.

      7. Indemnification.

            (a) The Company will indemnify HP, each of its officers, directors, employees and agents, and each person controlling HP within the meaning of the Securities Act (the "Affiliates"), with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act (the "Underwriters"), against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any state securities law or any rule or regulation promulgated thereunder applicable to the Company in connection with any such registration,


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qualification or compliance, and the Company will reimburse HP, such directors, officers, employees, agents and control persons, and each such underwriter and each person who controls any such underwriter, for any legal and any other ex-penses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written infor- mation furnished to the Company by an instrument duly executed by HP and stated to be specifically for use therein.

            (b) HP will, if Registrable Securities are included in a registration, qualification or compliance being effected, indemnify the Company, each of its officers, directors, employees and agents, each underwriter, if any, of the Company's securities covered by such a registration statement, and each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, employees, agents and control persons, and each such under- writer and each person who controls such underwriter for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document incident to any such registration, qualification or compliance in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by HP and the Affiliates and stated to be specif- ically for use therein. Notwithstanding the foregoing, the liability of HP under this subsection (b) shall be limited in an amount equal to the public offering price of the shares sold by HP, unless such liability arises out of or is based on willful misconduct by HP.

            (c) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnifying Party shall have the option to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the In-demnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. In the event of a conflict of interest or separate or different defenses as determined in the reasonable


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opinion of counsel to the Indemnified Party, the Indemnifying Party will pay the legal fees and expenses of the Indemnified Party. No claim may be settled without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

      8. Information by HP. HP shall furnish to the Company such information regarding Registrable Securities being included in any registration, qualification or compliance and the distribution proposed by HP as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

      9. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

            (a) Make and keep public information available, as those terms are understood and defined in Rule 144;

            (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

            (c) So long as HP owns any Registrable Securities, to promptly furnish to HP (i) upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, and such other publicly available reports and documents of the Company and (iii) other information in the possession of or reasonably obtainable by the Company as HP may reasonably request in availing itself of any rule or regulation of the Commission allowing HP to sell any such securities without registration.

      10. Transfer of Registration Rights. The rights to cause the Company to register securities granted HP under Sections 2 and 3 (and any other associated rights or benefits described herein in connection with the right to register securities) may be transferred or assigned in connection with any transfer or assignment of Registrable Securities by HP other than in a sale under Rule 144 or a registration effected pursuant to Sections 2 or 3 of this Agreement.

      11. Amendment. Any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of both parties.

      12. Termination of Registration Rights. The rights granted to HP pursuant to this Agreement shall terminate at such time as HP can sell all of its remaining Registrable Securities within a single three-month period pursuant to Rule 144; provided, however, that if the Company alleges that HP committed a "material breach" of Sections 7.1, 7.2, 7.4, 7.5, 7.7 or 7.9 of the


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Purchase Agreement, after the Company shall have delivered written notice of any such alleged default to HP and HP shall not have cured any such default within thirty days after the delivery of such notice, and the Company and HP cannot agree whether or not HP committed a "material breach" of any of Sections 7.1, 7.2, 7.4, 7.5, 7.7 or 7.9, then Section 5 of this Agreement shall be deemed amended to require the Company and HP to split equally the Registration Expenses for any subsequent registration effected under Section 2 of this Agreement. If the Company and HP agree that HP committed a "material breach" of Sections 7.1, 7.2, 7.4, 7.5, 7.7 or 7.9 of the Purchase Agreement, then Section 5 of this Agreement shall be deemed amended to require Purchaser to pay the Registration Expenses and Selling Expenses for any subsequent registration effected under
Section 2 of this Agreement.

      13. Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of New York. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of New York with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

      14. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties regarding rights to registration. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

      15. Notices and Dates. Any notice and other communication given under this Agreement shall be sufficient if in writing and delivered by hand, by messenger or by courier, or transmitted by facsimile, to a party at its address set forth below (or at such other address as shall be designated for such purpose by such party in a written notice to the other party hereto):

      if to the Company, at:

                        i-STAT Corporation
                        303A College Road
                        East Princeton, NJ 08540
                        Attention: President
                        Facsimile No.: (609) 243-0507

      with a copy addressed as set forth above but to the attention of:

                        Paul, Hastings, Janofsky & Walker
                        1055 Washington Boulevard Stamford,
                        CT 06901
                        Attention: Esteban A. Ferrer, Esq.
                        Fax: (203) 359-3031


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      if to HP, at:

                        Hewlett-Packard Company
                        3000 Hanover Street
                        Palo Alto, CA 94304
                        Attention: Director, Corporate Development
                        Facsimile No.: (415) 852-8342

      with a copy addressed as set forth above but to the attention of:

                        General Counsel
                        Facsimile No.: (415) 852-8019

      Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, by messenger or by courier, or if sent by facsimile, upon confirmation of receipt.

      16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date set forth above.

                                          i-STAT CORPORATION

                                          By: __________________________________

                                          Name:  _______________________________

                                          Title:  ______________________________

                                          HEWLETT-PACKARD COMPANY

                                          By: __________________________________
                                          Name:   Gary B. Eichhorn
                                          Title:  Vice President and
                                                   General Manager
                                                   Medical Products Group


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